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                                                                     Exhibit 5.1
             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]

                               September 23, 1999


Century Business Services, Inc.
6480 Rockside Woods Boulevard, South
Suite 330
Cleveland, Ohio  44131

Ladies and Gentlemen:

         We have acted as counsel to Century Business Services, Inc., a Delaware corporation (the "COMPANY"), in connection with the filing of a registration statement on Form S-4, Registration No. 333-81039 (as amended, the "REGISTRATION STATEMENT"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder. The Registration Statement relates to an aggregate of up to 15,000,000 shares (the "SHARES") of common stock, par value $0.01 per share ("COMMON STOCK"), of the Company, which may be issued by the Company from time to time in the future on the completion of acquisitions of assets, businesses or securities ("ACQUISITIONS") or the conversion of or payment of interest on convertible securities issued by the Company in connection with such acquisitions of other assets, businesses or securities.

         We have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, and reviewed such questions of law as we have deemed relevant, necessary or appropriate as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion, when the Registration Statement becomes effective under the Securities Act, the Shares to be issued in connection with Acquisitions will be duly authorized and, after the Company's Board

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Century Business Services, Inc.
September 23, 1999
Page 2

of Directors specifically approves each Acquisition and when the Shares are issued in accordance with the terms of each such Acquisition, such Shares will be validly issued, fully paid and non-assessable.

         In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any Shares, (i) the Board of Directors of the Company (and, to the extent required by applicable law, the stockholders of the Company) shall have duly authorized and approved the Acquisition pursuant to which such Shares are being issued and such authorizations shall not have been modified or rescinded, (ii) there are sufficient authorized and unissued shares of Common Stock to satisfy such issuance, (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Shares and (v) there shall not have occurred any change in the Certificate of Incorporation or Bylaws of the Company. We have also assumed that the consideration received by the Company for such Shares in any such Acquisition is lawful consideration and equals or exceeds in value the aggregate par value of the Shares issued and that neither the issuance or delivery of such Shares, nor the compliance by the Company with the terms of such Shares, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         The foregoing opinion is limited to the corporate laws of the State of Delaware and the Federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of any other law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose.

                                Sincerely yours,


                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.